                        MORGAN STANLEY DEAN WITTER FUNDS
                                 CODE OF ETHICS

I.  INTRODUCTION

        This Code of Ethics is adopted by the investment companies listed on Schedule A attached hereto, which list may be amended from time to time (each a "Fund" and collectively the "Morgan Stanley Dean Witter Funds" or the "Funds"), in compliance with Rule 17j-1 promulgated by the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended. This Code covers all persons who are "Access Persons," as that term is defined in Rule 17j-1. To the extent that any such individuals are "Access Persons" under the Code of Ethics of the Funds' Investment Advisor, Investment Manager, or Sub-Advisor, as applicable (any such entity herein referred to as "Investment Advisor"), whose Codes have also been established pursuant to Rule 17j-1, compliance by such individuals with the provisions of the Code of the applicable Investment Advisor shall constitute compliance with this Code.

II. PERSONAL TRANSACTIONS

    A.  REPORTS OF TRANSACTIONS - INDEPENDENT DIRECTORS/TRUSTEES

        An Independent Director/Trustee of a Morgan Stanley Dean Witter Fund shall report quarterly to the Fund any personal transaction in a security if he or she knows or should know at the time of entering into the transaction that: (a) the Fund has engaged in a transaction in the same security within the last 15 days, or is engaging in such transaction or is going to engage in a transaction in the same security in the next 15 days, or (b) the Fund or its Investment Advisor has within the last 15 days considered a transaction in the same security or is considering a transaction in the security or within the next 15 days is going to consider a transaction in the security.

    B. REPORTS OF TRANSACTIONS, BROKERAGE ACCOUNTS AND HOLDINGS - ACCESS PERSONS WHO ARE NOT INDEPENDENT DIRECTORS/ TRUSTEES

        An Access Person who is not an Independent Director/Trustee of a Morgan Stanley Dean Witter Fund shall report all non-exempt securities transactions and new brokerage accounts on a quarterly basis.

        An Access Person who is not an Independent Director/Trustee of a Morgan Stanley Dean Witter Fund shall provide an annual listing of holdings of (i) all securities beneficially owned as of December 31 of the preceding year, except securities exempt from pre-clearance and reporting under Section D.,
    (2) hereof listing the title of the security, number of shares held, and principal amount of the security, (ii) the name of any broker dealer or financial institution where the account(s) are maintained, as of December 31 of the preceding year (a current listing will also be required upon the effectiveness of this Code) and (iii) the date the Report is submitted by the Access Person. The information must be current as of a date not more than 30 days before the report is submitted. New Access Persons, who are not Independent Directors/Trustees of a Morgan Stanley Dean Witter Fund, will be required to provide a listing of all non-exempt securities holdings, with the information set forth above, as of the date of commencement of employment as well as a listing of all outside brokerage accounts no later than ten days after that person becomes an Access Person.

    C.  REPORTS OF TRANSACTIONS, BROKERAGE ACCOUNTS AND HOLDINGS - GENERAL

        Any quarterly report required under A or B above must be made within ten days after the end of the calendar quarter in which the personal transaction occurred. The report may be made on the form provided by the Investment Advisor or may consist of a broker statement that provides at least the same information. In the event that MSDW Advisors already maintains a record of the required information, an Access Person may satisfy this requirement by
    (i) confirming in writing (which may include e-mail) the accuracy and completeness of the record and disclose the beneficial ownership of

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    securities (if any) not listed on the account statement and (ii) recording the date of the confirmation. Copies of the Investment Advisor's forms, which may be revised at any time, are attached.

        The Funds' Compliance Officer will identify and advise all Access Persons, including the Independent Directors/Trustees, subject to the reporting requirement under A or B above, of their reporting requirement. Each report required under A or B above will be submitted for review by the Compliance Officer or Compliance Coordinator in the Risk Management Department of the Investment Advisor.

    D.  DEFINITIONS AND EXEMPTIONS

       (1) DEFINITIONS

           For purposes of this Code the term "personal transaction" means the purchase or sale, or other acquisition or disposition, of a security for the account of the individual making the transaction or for an account in which he or she has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in a security.

           The term "beneficial ownership" is defined by rules of the SEC. Generally, under SEC rules a person is regarded as having beneficial ownership of securities held in the name of:

           (a) a husband, wife, or minor child;

           (b) a relative sharing the same house;

           (c) anyone else if the access person -

               (i) obtains benefits substantially equivalent to ownership of the securities; or

               (ii) can obtain ownership of the securities immediately or at some future time.

           The term "Access Person" is defined by rules of the SEC as (i) any director, officer, or general partner of a fund or of a fund's investment adviser, or any employee of a fund or of a fund's investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund's portfolio securities or who has access to information regarding a fund's future purchases or sales of portfolio securities; or (ii) any director, officer, or general partner of a principal underwriter who in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of securities for the fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the fund regarding the purchase or sale of securities.

       (2) EXEMPTIONS

           No report is required for a personal transaction in any of the following securities:

               (i) Securities issued by the U.S. Government;

               (ii) Bank certificates of deposit;

               (iii) Bankers' acceptances;

               (iv) Commercial paper;

               (v) Open-end mutual fund shares.

           Also, no report is required with respect to any account over which the access person has no influence or control.

III. CODE VIOLATIONS

        Any officer of a Morgan Stanley Dean Witter Fund who discovers a violation or apparent violation of this Code by an access person shall bring the matter to the attention of the Chief Executive Officer or General Counsel of the Fund who shall then report the matter to the Board of Directors or the Board of Trustees, as the case may be, of the fund. The Board shall determine whether a violation has occurred and, if it so finds, may impose such sanctions, if any, as it considers appropriate.

IV. ADMINISTRATION OF CODE OF ETHICS

        On a quarterly basis, the Board of Directors or the Board of Trustees of each of the Funds shall be provided with a written report by each of the Funds and the Investment Advisors, that describes any new issues arising under the Code of Ethics, including information on material violations of the Code of Ethics or procedures and sanctions imposed, and certifies that each Fund and the Investment Advisors have adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

Rev. March 1, 2000

                        MORGAN STANLEY DEAN WITTER FUNDS
                                       AT
                               NOVEMBER 16, 2000

MONEY MARKET FUNDS

    1.   Active Assets California Tax-Free Trust

    2.   Active Assets Government Securities Trust

    3.   Active Assets Institutional Money Trust

    4.   Active Assets Money Trust

    5.   Active Assets Premier Money Trust

    6.   Active Assets Tax-Free Trust

    7.   Morgan Stanley Dean Witter California Tax-Free Daily Income Trust

    8.   Morgan Stanley Dean Witter Liquid Asset Fund Inc.

    9.   Morgan Stanley Dean Witter New York Municipal Money Market Trust

    10.  Morgan Stanley Dean Witter Tax-Free Daily Income Trust

    11.  Morgan Stanley Dean Witter U.S. Government Money Market Trust

EQUITY FUNDS

    12.  Morgan Stanley Dean Witter Aggressive Equity Fund

    13.  Morgan Stanley Dean Witter All Star Growth Fund

    14.  Morgan Stanley Dean Witter American Opportunities Fund

    15.  Morgan Stanley Dean Witter Capital Growth Securities

    16.  Morgan Stanley Dean Witter Competitive Edge Fund

    17.  Morgan Stanley Dean Witter Developing Growth Securities Trust

    18.  Morgan Stanley Dean Witter Dividend Growth Securities Inc.

    19.  Morgan Stanley Dean Witter Equity Fund

    20.  Morgan Stanley Dean Witter European Growth Fund Inc.

    21.  Morgan Stanley Dean Witter Financial Services Trust

    22.  Morgan Stanley Dean Witter Fund of Funds

    23.  Morgan Stanley Dean Witter Global Dividend Growth Securities

    24.  Morgan Stanley Dean Witter Global Utilities Fund

    25.  Morgan Stanley Dean Witter Growth Fund

    26.  Morgan Stanley Dean Witter Health Sciences Trust

    27.  Morgan Stanley Dean Witter Income Builder Fund

    28.  Morgan Stanley Dean Witter Information Fund

    29.  Morgan Stanley Dean Witter International Fund

    30.  Morgan Stanley Dean Witter International SmallCap Fund

    31.  Morgan Stanley Dean Witter Japan Fund

    32.  Morgan Stanley Dean Witter Latin American Growth Fund

    33.  Morgan Stanley Dean Witter Market Leader Trust

    34.  Morgan Stanley Dean Witter Mid-Cap Dividend Growth Securities

    35.  Morgan Stanley Dean Witter Mid-Cap Equity Trust

    36.  Morgan Stanley Dean Witter Natural Resource Development Securities Inc.

    37.  Morgan Stanley Dean Witter New Discoveries Fund

    38.  Morgan Stanley Dean Witter Next Generation Trust

    39.  Morgan Stanley Dean Witter Pacific Growth Fund Inc.

    40.  Morgan Stanley Dean Witter Real Estate Fund

    41.  Morgan Stanley Dean Witter Small Cap Growth Fund

    42.  Morgan Stanley Dean Witter S&P 500 Index Fund

    43.  Morgan Stanley Dean Witter S&P 500 Select Fund

    44.  Morgan Stanley Dean Witter Special Value Fund

    45.  Morgan Stanley Dean Witter Tax-Managed Growth Fund

    46.  Morgan Stanley Dean Witter Technology Fund

    47.  Morgan Stanley Dean Witter Total Market Index Fund

    48.  Morgan Stanley Dean Witter Total Return Trust

    49.  Morgan Stanley Dean Witter 21st Century Trend Fund

    50.  Morgan Stanley Dean Witter Utilities Fund

    51.  Morgan Stanley Dean Witter Value-Added Market Series

    52.  Morgan Stanley Dean Witter Value Fund

BALANCED FUNDS

    53.  Morgan Stanley Dean Witter Balanced Growth Fund

    54.  Morgan Stanley Dean Witter Balanced Income Fund

ASSET ALLOCATION FUND

    55.  Morgan Stanley Dean Witter Strategist Fund

FIXED-INCOME FUNDS

    56.  Morgan Stanley Dean Witter California Tax-Free Income Fund

    57.  Morgan Stanley Dean Witter Convertible Securities Trust

    58.  Morgan Stanley Dean Witter Diversified Income Trust

    59.  Morgan Stanley Dean Witter Federal Securities Trust

    60.  Morgan Stanley Dean Witter Hawaii Municipal Trust

    61.  Morgan Stanley Dean Witter High Yield Securities Inc

    62.  Morgan Stanley Dean Witter Intermediate Income Securities

    63.  Morgan Stanley Dean Witter Limited Term Municipal Trust

    64.  Morgan Stanley Dean Witter Multi-State Municipal Series Trust

    65.  Morgan Stanley Dean Witter New York Tax-Free Income Fund

    66.  Morgan Stanley Dean Witter North American Government Income Trust

    67.  Morgan Stanley Dean Witter Select Municipal Reinvestment Fund

    68.  Morgan Stanley Dean Witter Short-Term Bond Fund

    69.  Morgan Stanley Dean Witter Short-Term U.S. Treasury Trust

    70.  Morgan Stanley Dean Witter Tax-Exempt Securities Trust

    71.  Morgan Stanley Dean Witter U.S. Government Securities Trust

    72.  Morgan Stanley Dean Witter World Wide Income Trust

SPECIAL PURPOSE FUNDS

    73.  Morgan Stanley Dean Witter Select Dimensions Investment Series

    74.  Morgan Stanley Dean Witter Variable Investment Series

CLOSED-END FUNDS

    75.  Morgan Stanley Dean Witter California Insured Municipal Income Trust

    76.  Morgan Stanley Dean Witter California Quality Municipal Securities

    77.  Morgan Stanley Dean Witter Government Income Trust

    78.  Morgan Stanley Dean Witter High Income Advantage Trust

    79.  Morgan Stanley Dean Witter High Income Advantage Trust II

    80.  Morgan Stanley Dean Witter High Income Advantage Trust III

    81.  Morgan Stanley Dean Witter Income Securities Inc.

    82.  Morgan Stanley Dean Witter Insured California Municipal Securities

    83.  Morgan Stanley Dean Witter Insured Municipal Bond Trust

    84.  Morgan Stanley Dean Witter Insured Municipal Income Trust

    85.  Morgan Stanley Dean Witter Insured Municipal Securities

    86.  Morgan Stanley Dean Witter Insured Municipal Trust

    87.  Morgan Stanley Dean Witter Municipal Income Opportunities Trust

    88.  Morgan Stanley Dean Witter Municipal Income Opportunities Trust II

    89.  Morgan Stanley Dean Witter Municipal Income Opportunities Trust III

    90.  Morgan Stanley Dean Witter Municipal Income Trust

    91.  Morgan Stanley Dean Witter Municipal Income Trust II

    92.  Morgan Stanley Dean Witter Municipal Income Trust III

    93.  Morgan Stanley Dean Witter Municipal Premium Income Trust

    94.  Morgan Stanley Dean Witter New York Quality Municipal Securities

    95.  Morgan Stanley Dean Witter Prime Income Trust

    96.  Morgan Stanley Dean Witter Quality Municipal Income Trust

    97.  Morgan Stanley Dean Witter Quality Municipal Investment Trust

    98.  Morgan Stanley Dean Witter Quality Municipal Securities

                               TCW/DW TERM TRUSTS
                                       AT
                               NOVEMBER 16, 2000

    1.   TCW/DW Term Trust 2000

    2.   TCW/DW Term Trust 2002

    3.   TCW/DW Term Trust 2003